Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of H.B. FULLER COMPANY, a Minnesota corporation, which proposes to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Exchange Act of 1934, as amended, a Form 10-K Annual Report for the Company’s fiscal year ended December 2, 2006, hereby constitute and appoint MICHELE VOLPI, JOHN A. FEENAN AND TIMOTHY J. KEENAN his true and lawful attorneys-in-fact and agents, and each of them, with full power to act without the other, for him and in his name, place and stead to sign such Annual Report with power, where appropriate, to affix the corporate seal of said Company thereto, and to attest said seal, and to file such Annual Report so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission and with the appropriate office of any state, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 30th day of November, 2006, except for Michele Volpi, who has hereunto set his hand as of December 4, 2006.

/s/ Knut Kleedehn	/s/ John C. Van Roden, Jr.
KNUT KLEEDEHN	JOHN C. VAN RODEN, JR.
Director	Director

/s/ J. Michael Losh	/s/ Robert William Van Sant
J. MICHAEL LOSH	ROBERT WILLIAM VAN SANT
Director	Director

/s/ Richard L. Marcantonio	/s/ Michele Volpi
RICHARD L. MARCANTONIO	MICHELE VOLPI
Director	President and Chief Executive Officer

/s/ Lee R. Mitau
LEE R. MITAU
Non-Executive Chairman of the Board

/s/ Alfredo L. Rovira
ALFREDO L. ROVIRA
Director